UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Xplore Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52697	26-0563295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14000 Summit Drive, Suite 900
Austin, Texas 78728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(512) 336-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 3, 2013, Xplore Technologies Corp. (the “Company”) and Deloitte LLP, formerly Deloitte & Touche LLP (“Deloitte”), entered into a Full and Final Mutual Release and a Minutes of Settlement (collectively, the “Settlement Agreement”). Under the terms of the Settlement Agreement, the parties agreed to dismiss all claims and counterclaims that were brought, or could have been brought, in the court proceeding between the Company, as plaintiff (defendant by counterclaim), and Deloitte, as defendant (plaintiff by counterclaim), in the Ontario Superior Court of Justice, captioned Xplore Technologies Corp. and Deloitte & Touche LLP. The Settlement Agreement contains releases of claims by the parties, a consent to dismiss the proceeding and other provisions that are typical for similar settlement agreements.

Under the terms of the Settlement Agreement, Deloitte agreed to make a payment to the Company in the amount of CAD$700,000 (Canadian dollars) in full and final satisfaction of all claims made by the Company, and the Company agreed to destroy certain confidential information in the possession of the Company and its expert witness in the proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xplore Technologies Corp.

By:	/s/ Michael J. Rapisand
Name:	Michael J. Rapisand
Title:	Chief Financial Officer

Dated: May 8, 2013